Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Mauri J. Cowen

U.S. Bank National Association

5555 San Felipe, Suite 1150

Houston, Texas 77056

(713) 235-9206

(Name, address and telephone number of agent for service)

Sunoco LP

Sunoco Finance Corp.

(Issuer with respect to the Securities)

Delaware Delaware	30-0740483 47-3415419
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8020 Park Lane Suite 200 Dallas, Texas	75231
(Address of Principal Executive Offices)	(Zip Code)

6.375% Senior Notes due 2023

Guarantees of the 6.375% Senior Notes due 2021

And

6.250% Senior Notes due 2021

Guarantees of the 6.250% Senior Notes due 2021

(Title of the Indenture Securities)

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Exact Name of Registrant Guarantor(1)	State or Other Jurisdiction of Incorporation or Formation	I.R.S. Employee Identification Number
Aloha Petroleum LLC	Delaware	47-4277565
Aloha Petroleum, Ltd.	Hawaii	99-0170854
ETP Retail Holdings, LLC(2)	Delaware	47-0989361
MACS Retail LLC	Virginia	54-1766927
Mid-Atlantic Convenience Stores, LLC	Delaware	27-2681601
Susser Holdings Corporation	Delaware	01-0864257
Susser Holdings, L.L.C.	Delaware	54-0276181
Susser Petroleum Operating Company LLC	Delaware	35-2449652
Susser Petroleum Property Company LLC	Delaware	90-0866975
Sunoco, LLC	Delaware	46-4151222
Sunoco Energy Services LLC	Texas	75-1476269
Sunoco Retail LLC	Pennsylvania	81-1141412
Stripes Holdings LLC	Delaware	42-1686837
Stripes LLC	Texas	74-2737572
Southside Oil, LLC	Virginia	54-1904070

(1)	Unless otherwise specified, the address, including zip code, and telephone number, including area code, of each additional registrant guarantor’s principal executive office is 8020 Park Lane, Suite 200, Dallas, TX 75231, (832) 234-3600.
(2)	The address, including zip code, and telephone number, including area code, of ETP Retail Holdings, LLC’s principal executive office is 8111 Westchester Drive, Suite 600, Dallas, Texas 75225, (214) 981-0700.

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of March 31, 2016 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.
**	Incorporated by reference to Exhibit 25.1 to registration statement on form S-3ASR, Registration Number 333-199863 filed on November 5, 2014.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Houston, State of Texas on the 20th of July, 2016

By:	/s/ Mauri J. Cowen
Mauri J. Cowen
Vice President

Exhibit 2

Office of the Comptroller of the Currency

Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE

I, Thomas J. Curry, Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. “U.S. Bank National Association,” Cincinnati, Ohio (Charter No. 24), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this certificate.

IN TESTIMONY WHEREOF, today, December 4, 2015, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

Comptroller of the Currency

Exhibit 3

Office of the Comptroller of the Currency

Washington, DC 20219

CERTIFICATION OF FIDUCIARY POWERS

I, Thomas J. Curry, Comptroller of the Currency, do hereby certify that:

1. The Office of the Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. “U.S. Bank National Association,” Cincinnati, Ohio (Charter No. 24), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat. 668, 12 USC 92a, and that the authority so granted remains in full force and effect on the date of this certificate.

IN TESTIMONY WHEREOF, today, December 4, 2015, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

Comptroller of the Currency

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: July 20, 2016

By:	/s/ Mauri J. Cowen
Mauri J. Cowen
Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 3/31/2016

($000’s)

3/31/2016
Assets
Cash and Balances Due From Depository Institutions	$10,947,868
Securities	106,681,861
Federal Funds	36,987
Loans & Lease Financing Receivables	263,697,563
Fixed Assets	5,196,349
Intangible Assets	12,814,361
Other Assets	23,828,774

Total Assets	$423,203,763

Liabilities
Deposits	$315,187,684
Fed Funds	1,383,186
Treasury Demand Notes	0
Trading Liabilities	1,570,792
Other Borrowed Money	44,382,132
Acceptances	0
Subordinated Notes and Debentures	3,800,000
Other Liabilities	12,270,761

Total Liabilities	$378,594,555

Equity
Common and Preferred Stock	18,200
Surplus	14,266,915
Undivided Profits	29,514,964
Minority Interest in Subsidiaries	809,129

Total Equity Capital	$44,609,208

Total Liabilities and Equity Capital	$423,203,763